As filed with the Securities and Exchange Commission on
                                            December 11, 1995

                                                           File No. ________
_________________________________________________________________


                                   SECURITIES AND EXCHANGE COMMISSION
                                         Washington, D.C.  20549
                                                FORM S-8
                                      REGISTRATION STATEMENT UNDER
                                       THE SECURITIES ACT OF 1933
                               containing a reoffer prospectus on Form S-3
                                           ___________________

                                     CALIFORNIA ENERGY COMPANY, INC.
                         (Exact name of registrant as specified in its charter)

        Delaware                                          94-2213782
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                          Identification No.)

                                    302 South 36th Street, Suite 400
                                          Omaha, Nebraska 68131
                           (Address of Principal Executive Offices) (Zip Code)

                                Restricted Stock Grant for David L. Sokol
                                       (Full Titles of the Plans)

Steven A. McArthur, Senior Vice President
302 South 36th Street, Suite 400, Omaha, Nebraska 68131
(Name and address of agent for service)
Telephone Number (402) 341-4500
(Telephone number, including area code, of agent for service)

Copy to:
Robert M. Mattson, Jr., Esq.,
Morrison & Foerster
19900 MacArthur Blvd., Irvine, California  92715
(714) 251-7500



                                     Calculation of Registration Fee

________________________________________________________________________________
Title of                           Amount to be          Proposed                  Proposed             Amount of
Securities to                      Registered            Maximum                   Maximum              Registration
be Registered                                            Offering Price            Agregate             Fee (1)
                                                         Per Share (1)             Offering
                                                                                   Price (1)
_______________________________________________________________________________

Common Stock,                      500,000               $19.81                    $9,905,000           $3,415.52
$0.0675 par value
per share (including
attached Series A
Junior Preferred Share
Purchase Rights) (2)
_______________________________________________________________________________

(1) Pursuant to Rule 457(c), based on $19.81 the average of the high and low sales prices of the Registrant's Common Stock on the New York Stock Exchange on December 6, 1995
(2) Prior to the occurrence of certain events, the Series A Junior Preferred Share Purchase Rights (the "Rights") will not be evidenced separately from shares of the Common Stock. Upon the occurrence of such events, Separate Rights certificates will be issued representing one Right for each share of Common Stock held, subject to adjustment pursuant to antidilution provisions.
                                    _________________________________

                              Approximate date of commencement of proposed
                                 sale to public: From time to time after
                             this Registration Statement becomes effective.


                          This Prospectus constitutes the prospectus covering
                                  securities that have been registered
                                    under the Securities Act of 1933
                              (Registration Statement No. 33-_____________)

                                           ___________________

                                               PROSPECTUS

                                           ___________________

CALIFORNIA ENERGY COMPANY, INC.

___________________

500,000 Shares of Common Stock, $0.0675 par value

        These securities of California Energy Company, Inc. (the
"Registrant" or the "Company") are to be offered from time to time by and for the account of David L. Sokol (the "Selling
Stockholder").
___________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR
DISAPPROVED BY THE SECURITIES AND
EXCHANGE COMMISSION NOR HAS THE
COMMISSION PASSED UPON THE ACCURACY OR
ADEQUACY OF THIS PROSPECTUS.  ANY
REPRESENTATION TO THE CONTRARY
IS A CRIMINAL OFFENSE.

_________________________________________________________________


          Price to Public      Underwriting          Proceeds to
                               Discounts and         Issuer or
                                                     Other Persons
Total              *                 *                    *

_________________________________________________________________

        It is anticipated that the Selling Stockholder may from time to time make sales of these securities on the New York Stock Exchange, by block trading, in negotiated transactions or otherwise. In addition to sales under this Prospectus, the Selling Stockholder may also effect sales of stock covered by this Prospectus pursuant to Rule 144, promulgated under the Securities Act of 1933, as amended (the "Act"). These securities may be sold at market prices prevailing at the time of sale or at negotiated prices. All of the foregoing transactions are anticipated to be made without payment of any underwriting commissions or discounts, other than the customary brokers' fees normally paid in connection with such transactions. The Selling Stockholder will have the right to withdraw the offered shares prior to sale. The price used to calculate the registration fee was $19.81 per share, the average of the high and low sales prices on December 6, 1995 for the Company's Common Stock on the New York Stock Exchange. With respect to expenses (other than underwriting discounts or commissions) of issuance and distribution, the Registrant will pay all costs of preparation, reproduction and distribution of this Prospectus and any registration statement containing this Prospectus, any filing fee set forth in such registration statement and any related counsel or accountants' fees and expenses and any other related costs
(all of which individually and in total are expected to be minimal). The Registrant will receive no proceeds from the sale of these securities pursuant to this Prospectus.

        This Prospectus also relates to such additional shares as
may be issued to the Selling Stockholder because of future stock dividends, stock distributions, stock splits or similar capital readjustments.
___________________

The date of this Prospectus is December 11, 1995.


                                          AVAILABLE INFORMATION

        The Registrant is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information (including the Registration Statement containing this Prospectus) with the Securities and Exchange Commission (the "Commission) all of which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W.,
Washington, D.C., and at the following Regional Offices of the
Commission: 7 World Trade Center, New York, New York 10048 and Chicago Regional Office, 230 South Dearborn Street, Chicago, Illinois 60604. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.

        The Registrant will provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in this Prospectus and any registration statement containing this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference in the information that this Prospectus and any registration statement containing this Prospectus incorporates). Such requests should be made to Chief Financial Officer, California Energy Company, Inc., 302 South 36th Street, Suite
400, Omaha, Nebraska 68131 (telephone (402) 341-4500), which address and telephone number are those of the Registrant's principal executive offices.

SELLING STOCKHOLDER

        This 500,000 shares of Common Stock issued to David L. Sokol (the "Selling Stockholder") are being registered hereunder. The
Selling Stockholder acquired these shares pursuant to a restricted stock grant.

        The following table shows the names and address of the Selling Stockholder, his position with the Company and the number of shares and approximate percentage of outstanding shares of Common Stock of the Company beneficially owned by him as of December 6, 1995.


Name and Address                Current                     Number of              Percentage of
Address                         Position with               Shares                 Shares
                                The Company                 Beneficially           Outstanding
                                                            Owned                  Owned

David L. Sokol                  Chairman of the
302 South 36th St.              Board and Chief
Suite 400                       Executive                   986,289                2% (approx.)
Omaha, Nebraska                 Officer
68131

                                                 EXPERTS

        The financial statements and the related financial statement schedule of the Company and its subsidiaries incorporated in this Prospectus by reference to the Company's 1994 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports (which reports express an unqualified opinion and include an explanatory paragraph referring to the Company's adoption effective January 1, 1993, of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes") which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        With respect to the unaudited interim financial information for the periods ended March 31, 1994 and 1995, June 30, 1994 and 1995, and September 30, 1994 and 1995, incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports included in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of a registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

                                          PLAN OF DISTRIBUTION

        It is anticipated that the Selling Stockholder may from time to time make sales of all or part of the shares of stock covered by this Prospectus on the New York Stock Exchange, in block trades, in negotiated transactions or otherwise at prices then prevailing or in private transactions at negotiated prices. In addition to sales under this Prospectus, the Selling Stockholder may also effect sales of stock covered by this Prospectus pursuant to Rule 144 promulgated under the Act. All the foregoing transactions are anticipated to be made without payment of any underwriting commissions or discounts, other than the customary brokers' fees normally paid in connection with such transactions. The Selling Stockholder will have the right to withdraw the offered shares prior to sale.

LEGAL OPINION

        The validity of the Common Stock offered hereby will be passed upon by Steven A. McArthur, Senior Vice President and
General Counsel of the Company.



INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The documents listed in (a) through (f) below are incorporated by reference in this Prospectus.

        (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

        (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and
                September 30, 1995, filed pursuant to Section 13 of the Exchange Act.

        (c) All other reports filed since the September 30, 1995 Form 10-Q by the Registrant with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Exchange Act.

        (d) The description of securities to be registered contained in the registration statement filed on Form 8-A under the Exchange Act dated July 28, 1993, including any amendment or reports filed for the purpose of updating such description.

        In addition, all reports and other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the Offering hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

        The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request from such person, a copy of any and all of the documents incorporated by reference in this Prospectus (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates). Written or oral requests for such copies should be directed to California Energy Company, Inc., 302 South 36th Street, Suite
400, Omaha, Nebraska 68131, Attention:  Chief Financial Officer.

INDEMNIFICATION

        Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") grants each corporation organized thereunder, such as the Company, the power to indemnify its directors and officers against liabilities for certain of their acts. Article EIGHTH of the Company's Restated Certificate of Incorporation and Article V of the Company's By-Laws provide for indemnification of directors and officers of the Company to the fullest extent permitted by the DGCL. Article V of the Company's By-Laws further provides that the Company may enter into contracts providing indemnification to the full extent authorized or permitted by the DGCL and that the Company may create a trust fund, grant a security interest and/or use the other means to ensure the payment of such amounts as may become necessary to effect indemnification pursuant to such contracts or otherwise.

        Section 102(b)(7) of the DGCL permits a provision in the certificate of incorporation of each corporation organized thereunder, such as the Company, eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for certain breaches of fiduciary duty as a director. Article EIGHTH of the Company's Restated Certificate of Incorporation eliminates the personal liability of directors to the full extent permitted by the DGCL.

        The foregoing statements are subject to the detailed provisions of Sections 145 and 102(b)(7) of the DGCL, Article
EIGHTH of the Company's Restated Certificate of Incorporation and
Article V of Company's By-Laws.

        No person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Registrant or the Selling Stockholder. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to the date hereof.

        This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities to which this Prospectus relates or an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation would be unlawful.

PROSPECTUS
TABLE OF CONTENTS

                                                                Page

Available Information                                            1
Selling Stockholder                                              1
Experts                                                          2
Plan of Distribution                                             2
Legal Opinion                                                    2
Incorporation of Certain Information by Reference                3
Indemnification                                                  4


PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

        The documents listed in (a) through (e) below are incorporated by reference in this Registration Statement.

        (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

        (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30,
1995, filed pursuant to Section 13 of the Exchange Act.

        (c) All other reports filed by the Registrant since the September 30, 1995 Form 10-Q with the Securities and Exchange
Commission pursuant to Section 13 or 15(d) of the Exchange Act.

        (d) The description of securities to be registered contained in the registration statement filed on Form 8-A under the Exchange Act dated July 28, 1993, including any amendment or reports filed for the purpose of updating such description.

        (e) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

        Not applicable.

Item 5.  Interests of Named Experts and Counsel.

        Not applicable.

Item 6.  Indemnification of Directors and Officers.

        Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") grants each corporation organized thereunder, such as the Company, the power to indemnify its directors and officers against liabilities for certain of their acts. Article EIGHTH of the Company's Restated Certificate of Incorporation and Article V of the Company's By-Laws provide for indemnification of directors and officers of the Company to the fullest extent permitted by the DGCL. Article V of the Company's By-Laws further provides that the Company may enter into contracts providing indemnification to the full extent authorized or permitted by the DGCL and that the Company may create a trust fund, grant a security interest and/or use the other means to ensure the payment of such amounts as may become necessary to effect indemnification pursuant to such contracts or otherwise.

        Section 102(b)(7) of the DGCL permits a provision in the certificate of incorporation of each corporation organized thereunder, such as the Company, eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for certain breaches of fiduciary duty as a director. Article EIGHTH of the Company's Restated Certificate of Incorporation eliminates the personal liability of directors to the full extent permitted by the DGCL.

        The foregoing statements are subject to the detailed provisions of Sections 145 and 102(b)(7) of the DGCL, Article
EIGHTH of the Company's Restated Certificate of Incorporation and
Article V of Company's By-Laws.

Item 7.  Exemption from Registration Claimed.

        Not applicable.

Item 8.  Exhibits.

3.1     Restated Certificate of Incorporation of Registrant and
        Certificates of Amendment thereto and Certificate of Designation. Incorporated by reference to Exhibits 3.1, 3.2,
        3.3 and 3.4 of Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

3.2     Bylaws of Registrant.  Incorporated by reference to Exhibit
        3.5 of Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

4.1     Specimen copy of form of Certificate for Common Stock.
        Incorporated by reference to Exhibit 4.1 of Registrant's
        Annual Report on Form 10-K for the fiscal year ended
        December 31, 1993, File No. 1-9874.

4.2 Shareholders Rights Agreement between the Registrant and Manufacturers Hanover Trust Company of California dated December 1, 1988 (incorporated by reference to Exhibit 1 to the Registrant's Form 8-K dated December 5, 1988, File No. 1-9874).

4.3 Amendment Number 1 to Shareholders Rights Agreement, dated February 15, 1991 (incorporated by reference to Exhibit 4.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1992).

5.1 Opinion of Steven A. McArthur as to the legality of the securities being registered.

15.1    Awareness Letter for Review Reports of Deloitte & Touche
        LLP.

23.1    Consent of Deloitte & Touche LLP.

23.2 Consent of Steven A. McArthur (contained in the opinion of counsel filed as Exhibit 5 to this Registration Statement).

24.1    Power of Attorney (included on the signature page hereto).

Item 9.  Undertakings.

(a)     The undersigned Registrant hereby undertakes:
        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.


        (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on December 11, 1995.

                                        CALIFORNIA ENERGY COMPANY, INC., a
                                        Delaware corporation (Registrant)


                                        By:     /s/ Steven A. McArthur
                                                Senior Vice President

        Further, pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                    Title                                     Date

/s/ David L. Sokol           Chairman of the               December 11, 1995
(David L. Sokol)             Board, Chief
                             Executive Officer
                             (Principal Executive
                             Officer)

/s/ John G. Sylvia           Senior Vice President         December 11, 1995
                             Chief Financial Officer
                             and Treasurer (Principal
                             Financial Officer)

/s/ Gregory E. Abel          Senior Vice President         December 11, 1995
                             Chief Accounting
                             Officer and Controller
                             (Principal Financial Officer)



        The undersigned, a member of the Board of Directors of California Energy Company, Inc., a Delaware corporation (the "Company"), hereby constitutes and appoints Steven A. McArthur, as his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for and in his/her stead, in any and all capacities, to sign on his/her behalf and any and all Registration Statements filed by the Company on Form S-8 with respect to employee stock purchase plan and employee stock option and other employee benefit plans, including, without limitation, the 1994 Employee Stock Purchase Plan of the Company, the Amended and Restated 1986 Stock Option Plan of the Company, the 401(K) Plan of the Company and any other employee benefit plan of the Company, as they may be amended from time to time and to execute any amendments thereto (including post-effective amendments) or certificates that may be required in connection with such Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, with the full power and authority to do and perform each and every act and thing necessary or advisable to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, and his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ Edgar D. Aronson*               Director               December 11, 1995
Edgar D. Aronson

                                    Director               December 11, 1995
Judith Ayres

/s/ James Q. Crowe*                 Director               December 11, 1995
James Q. Crowe

/s/ Richard K. Davidson*            Director               December 11, 1995
Richard K Davidson

/s/ Ben M. Holt*                    Director               December 11, 1995
Ben M. Holt

/s/ Richard R. Jaros*               Director               December 11, 1995
Richard R. Jaros

/s/ Walter Scott, Jr.*              Director               December 11, 1995
Walter Scott, Jr.

                                    Director               December 11, 1995
Bernard Reznicek

                                    Director               December 11, 1995
John Shiner

/s/ David E. Wit*                   Director               December 11, 1995
David E. Wit

* By /s/ Steven A. McArthur
     Steven A. McArthur
     Attorney-in-fact

                                              Exhibit Index
                                                             Sequentially
Exhibit                                                      Numbered Page

3.1 Certificate of Incorporation of Registrant. Incorporated by reference to Exhibit 3.1 of Registrant's Annual Report on
        Form 10-K for the fiscal year ended December 31, 1994.

3.2     Bylaws of Registrant.  Incorporated by reference to
        Exhibit 3.2 of Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

4.1     Specimen copy of Form of Certificate for Common Stock.
        Incorporated by reference to Exhibit 4.1 of Registrant's
        Annual Report on Form 10-K for the fiscal year ended
        December 31, 1993.

4.2 Stockholders Rights Agreement between the Registrant and Manufacturers Hanover Trust Company of California dated December 1, 1988 (incorporated by reference to Exhibit 1 to the Registrant's Form 8-K dated December 5, 1988, File No. 1-9874).

4.3 Amendment Number 1 to Stockholders Rights Agreement, dated February 15, 1991 (incorporated by reference to Exhibit 4.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1992).

5.1 Opinion of Steven A. McArthur s to the legality of the securities being registered.

15.1    Awareness Letter for Review Reports of Deloitte & Touche
        LLP.

23.1    Consent of Deloitte & Touche LLP.

23.2 Consent of Steven A. McArthur (Contained in the opinion of counsel filed as Exhibit 5.1 to this Registration
        Statement).

24.1    Power of Attorney (included on signature page hereto).